EXHIBIT 99.1

RNA AS A SCREENING TOOL AND BIOMARKER FOR DISEASE: A PARADIGM SHIFT IN MEDICAL RISK STRATIFICATION DR STEPHEN PONNAMPALAM

1

Characteristics of an ideal biomarker DNA vs RNA as biomarker for risk stratification Sentinel principle: its applications for disease detection Epidemiology of disease mortality in Malaysia with a focus on cancer Current biomarkers: drawbacks ColonSentry: a trail blazer of the Sentinel principle application Future of biomarkers: RNA and others Outline of presentation

2

(1) Highly sensitive (2) Highly specific (3) Long lead-time (4) Levels correlate with tumour burden (5) Short half-life (6) Simple and cheap test (7) Easily obtainable specimens Characteristics of an ideal tumour marker

3

DNA vs RNA Screening

4

Messenger RNA (mRNA)

5

Blood is in intimate contact and interacts with all human tissues including cancerous tissue Peripheral blood cells (white blood cells: leukocytes) have the ability to respond to changes in the physiology and microenvironment of the body. Bloodomics: function of blood in regulation of gene expression and the molecular profiling of human diseases. Reference: Mohr S and Liew CC (2007). The peripheral-blood transcriptome: new insights into disease and risk assessment Sentinel Principle

6

Early detection of changes in the microenvironment and systems biology of the body Gene expression: RNA levels which are dynamic vs DNA which is relatively static Sentinel Principle: can be used as an early biomarker to detect changes in the body including the earliest of changes that occur in cancer. Reference: Mohr S and Liew CC (2007). The peripheral-blood transcriptome: new insights into disease and risk assessment Sentinel Principle

7

Top 5 causes of death in men: heart disease, pneumonia, road accidents, stroke, lung cancer Top 5 causes of death in women: pneumonia, heart disease, stroke, breast cancer and road accidents Epidemiology of Disease Burden in Malaysia

8

Percentage of 10 most common cancers in Malaysia (Cancer Registry 2017/2018)

9

Malaysia: cancer statistics (Cancer Registry 2017/2018)

10

Currently: 100,000 new cases per year By the age of 75, risk is 1:4 in developing cancer By 2020, there will be a 15% increase in cancer cases Cancer statistics: Malaysia Cancer Registry 2017/2018

11

Top 5 cancers: (1) Breast (17.3%) (2) Colorectal (14.0%) (3) Lung (10.7%) (4) Cervical (5.7%) (5) NPC (4.8%) Second major cause of death in Malaysia Cancer Statistics 2018 Malaysia

12

Despite existing screening facilities and programmes, the results are dismal: Those presenting late (Stage III or IV disease): Breast cancer (41.3%) Cervical cancer (38.5%) Colorectal cancer (63.8%) Five year survival rate is less than 30% Cancer statistics 2017/2018: Malaysia

13

Theme form 2019 to 2021 adopted also by Ministry Of Health, Malaysia (MOH) is “ I am and I will” The purpose is to empower people to voice their commitments in taking action to overcome cancer. Our health minister has stressed the importance of EARLY DETECTION in cancer prevention and control 60% of patients present at Stage III and IV Lack of awareness on the importance of screening and early detection World Cancer Day (UICC)

14

According to the MOH screening is provided for 4 types of cancers: breast, cervical, colorectal and oral cancer High risk individuals: screening for liver, prostate and nasopharynx Use cancer markers or methods that are NOT OPTIMAL Screening for cancer at Ministry of Health, Malaysia (MOH) hospitals

15

(1) The screening is cumbersome, lack of facilities and specialists; lack of awareness and education (2) Breast cancer: mammogram, self examination, clinical examination (3) Colorectal cancer: colonoscopy, CT colonography (4) Cervical cancer: PAP smear Late Presentation: causes

16

Used for screening in Malaysia: (1) Colorectal carcinoma: carcinoembryonic antigen (CEA) (2) Pancreatic/gastric carcinoma: CA 19-9 (3) Ovarian cancer: CA-125 (4) Prostate cancer: prostate specific antigen (PSA) (5) Hepatocellular carcinoma: α-fetoprotein (AFP) (6) Breast cancer: CA 27.29 (previously CA 15.3) Current tumour markers : types

17

CEA: Oncofetal glycoprotein expressed in normal mucosal cells and overexpressed in adenocarcinoma especially colorectal carcinoma (CRC) Also elevated in other malignancies and in non-neoplastic conditions (cigarette smoking, PUD, IBD, pancreatitis, hypothyroidism, biliary obstruction and cirrhosis) Sensitivity: 25% for stage I and II disease; 50% for stage III disease and 75% for stage IV (distant metastasis) Reference: American Family Physician (2003) Vol 68:(6) Current tumour markers: charateristics of CEA

18

CEA is NOT useful in screening for CRC NOT to be used as a diagnostic test for CRC Useful for SURVEILLANCE after a malignancy has been confirmed Major role for CEA levels is in following patients for relapse after intended curative treatment for CRC Diagnosis of CRC surgical resection surveillance with CEA Current tumour markers: uses of CEA

19

Intracellular adhesion molecule found primarily in patients with pancreatic and biliary tract cancers but also in other malignancies (colon, esophageal and hepatic) Also found in benign conditions such as pancreatitis, biliary disease and cirrhosis No value in screening because the PPV < 1% PPV value of > 97% Stage IV disease (patient jaundiced with mass and hepatic metastasis) Current tumour markers: characteristics of CA 19-9

20

Expressed in coelomic epithelium during fetal development Envelopes the ovaries Elevated in less than 50% of women with Stage I disease Also found in other malignancies and benign conditions PPV of 20% NOT to be used in screening because of insensitivity in early stage disease and low disease prevalence Current tumour markers: characteristics of CA-125

21

Glycoprotein produced by prostatic epithelium Elevated in prostate cancer but also in benign conditions such as prostatitis, BPH, prostatic trauma PPV in Stage I and II tumours is 20-30% rises to 50% in Stage III and IV disease USPSTF has recommended that PSA NO LONGER be used as a marker for prostate cancer screening Many patients die with the disease rather than of the disease Current tumour markers: characteristics of PSA

22

AFP is the major protein of fetal serum, falls to undetectable levels after birth Elevated levels of AFP are found in hepatocellular carcinoma (HCC) and nonseminomatous germ cell tumours of the testes (yolk sac tumour). AFP is also found in viral hepatits and cirrhosis. β-hCG is elevated in nonseminomatous germ cell tumours (choriocarcinoma) and GTD Elevated only in 20% of patients with Stage I disease, therefore these markers have NO role in screening. Current tumour markers: characteristics of α-feto protein (AFP)

23

Monoclonal antibody Associated with breast cancer but also found in other cancers and benign disorders of the breast, liver, kidney and in ovarian cysts Now used in favour of CA 15-3 CA 27.29 is elevated in only 30% of women with Stage I and II breast cancer and 67% in women with Stage III and IV Low predictive value in the early stages of breast cancer, so has NO ROLE in screening or diagnosing breast cancer Current tumour markers: characteristics of CA 27.29

24

Current tumour markers available in Malaysia :CEA, CA 19-9, CA 125, PSA, AFP, β-hCG, CA 27.29 All are NOT suitable for screening and diagnostic use because of low sensitivity, specificity and predictive value. Basically have NO VALUE in cancer screening OBSOLETE Summary Slide of Current Tumour Marker Use

25

Based on the Sentinel Principle Very early detection Risk stratification (low, medium and high risk) Uses a panel of genes for each disease that have been rigorously tested and validated statistically (Mann-Whitney, logistic regression analysis and Bayes’ theorem) Tests developed by BGS

26

Have a panel of 14 tests: Cancers: Nasopharyngeal (NPC), lung, liver, stomach, breast, cervical, colorectal (CRC), prostate. IBD: Ulcerative colitis (UC) and Crohn’s disease Rheumatology: osteoarthritis Mental disorders: schizophrenia, MDD, bipolar disorder Tests developed by BGS

27

Tests being developed: Alzheimer’s disease (needs to be validated) Heart disease and stroke (future tests) Future tests

28

Sample Report: Male

29

Sample Report: Female

30

Description of disease Signs and symptoms Interpretation of results: what client should do, things to do to maintain a low risk Risk factors How the disease spreads Sample Reports

31

COLONSENTRY COLONSENTRY: A NEW SCREENING TEST FOR COLORECTAL CARCINOMA

32

Recommendations for Screening United States Preventive Services Task Force (USPSTF): Every person above the age of 50 should have the following done: (i) Fecal occult blood testing yearly (ii) Sigmoidoscopy every 5 years (iii) Colonoscopy every 10 years Those with a family history of cancer syndromes such as FAP, HNPCC or those with IBD should have more frequent screenings done starting at an earlier age.

33

Current CRC Testing Algorithm CRC Testing Options FOBT/FIT Fecal Test ---- Repeat every 1-2 years Not used/low compliance Colonoscopy ---- Repeat every 5-10 years Positive Result Negative Result Repeat in 1-2 years Majority of population not getting screened

34

How does ColonSentry work? RNA expression profiles differ between healthy and colorectal cancer patients Note: 7-gene panel ANXA3, CLEC4D, LMNB1, PRRG4, TNFAIP6, VNN1, IL2RB

35

Sensitivity and Specificity Priorities Priorities Low-Risk score patients want to rule-out disease High specifity is therefore more important to achieve a low false negative rate. High-Risk score patients want more certainty that disease may exist before doing more invasive procedures like colonoscopy High sensitivity is therefore more important to achieve a low false positive rate.

36

Specificity 99% Specificity 97% Specificity 94% Specificity 88% Sensitivity 72% Specificity 70% Sensitivity 88% Sensitivity 94% Sensitivity 97% Sensitivity 99% Increasing specificity Increasing sensitivity ColonSentry Risk Stratification provides high sensitivity and high specificity where its important1 How to interpret a result: Example 1: Patient has -3X current risk score. Test sensitivity at -3X is 94% (6% false negative rate). Patient has an approximate 1/400 chance of currently having CRC. Example 2: Patient has +2X current risk score. Test specificity at +2X is 88% (12% false positive rate). Patient has an approximate 1/70 chance of currently having CRC. 1. International Journal of Cancer 2010. 126: 1177-1186; A blood-based biomarker panel for stratifying current risk for colorectal cancer

37

CRC Testing Algorithm with ColonSentry



CRC Testing Options
Colonoscopy

Repeat every 5-10 years
Motivates non-compliant patients that were previously averse to a colonoscopy
Increased Risk
More colonoscopies performed on patients with increased risk of CRC = more cancers and polyps detected and removed
ColonSentry Blood Test

Risk Stratify Patients
Avg. / Low Risk
Repeat at next annual physical check
FOBT/FIT Fecal Test

Low compliance

ColonSentry increases demand for screening colonoscopies resulting in earlier disease detection

38

Applications Suggestions: (i) Routine pre-screening test for all patients above the age of 50 (in Malaysia above the age of 40), earlier and more frequently for those with FH of CRC or IBD (ii) Incorporated into annual physical examination or for screening

39

RNA is a current biomarker and also a biomarker for the future Other biomarkers for the future: (1) Decoy receptors (2) sRAGE (3) Immuno-modulators Future Biomarkers

40

Thank You

41